Exhibit 99.1

Health Catalyst Announces Agreement to Acquire Vitalware, a Revenue Workflow Optimization and Analytics SaaS Technology Solution

SALT LAKE CITY, UT, August 11, 2020 — Health Catalyst, Inc. (“Health Catalyst,” Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today announced that it has entered into a definitive agreement to acquire Vitalware, LLC, a Yakima, Washington-based provider of revenue workflow optimization and analytics SaaS technology solutions to healthcare organizations.
Vitalware’s flagship offering is a Best in KLAS chargemaster management solution that delivers results for the complex regulatory and compliance functions needed by all healthcare provider systems. Additionally, Vitalware brings to bear newer product suites in Revenue Integrity, to help health systems capture lost revenue, and Price Transparency, to support compliance with expanding pricing transparency regulation. Importantly, Vitalware offers Health Catalyst a strategic anchor technology in the revenue space, expanding its CFO offering and value proposition. Vitalware’s solutions support all major EMRs and act as a key integration point for health systems with multiple EMRs.
Health Catalyst CEO Dan Burton said, “We are excited to welcome the Vitalware team to support our shared mission to be the catalyst for massive, measurable improvements. In addition to adding a best in KLAS technology solution from Vitalware, this acquisition is another powerful example of Health Catalyst’s ability to integrate and scale software on top of our DOS™ platform. Ultimately, DOS, our cloud-based data platform, will further enhance the analytics insights made available by Vitalware’s technology by integrating charge and revenue data with claims, cost, and quality data.”
“Vitalware, since inception, has been about delivering solutions that provide critical insights and better financial outcomes to health systems,” said Vitalware CEO and Co-founder, Kerry Martin. “We have a great team committed to our clients and their success, and adding the expertise and solutions from the Health Catalyst team will allow Vitalware to deliver even more innovative solutions. Our number one priority continues to be to create positive outcomes for our clients, and we’re confident the combination of our resources with Health Catalyst will only accelerate that effort.”
Health Catalyst expects to fund the transaction using a mix of stock and cash. The parties expect the transaction, which is subject to customary closing conditions, to close in the third or fourth quarter of 2020. Further details regarding the acquisition will be reported on a Form 8-K filing that will be filed with the Securities and Exchange Commission today.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations, and is committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.

About Vitalware
Vitalware is the leading mid-cycle revenue SaaS solutions provider, specializing in Health-IT applications aimed at making the business of healthcare easier through its intuitive cloud-based technologies and regulatory content expertise. With nearly 1,000 hospitals on its client roster, Vitalware’s product portfolio is the healthcare industry’s best solution for providing visibility and continuity in chargemaster management, pricing transparency, charge capture, and regulatory code references. Beyond providing tools, and healthcare regulatory and compliance resources, Vitalware offers professional services designed to support organizations’ need of coding guidance, process improvement, education, and financial impact solutions. Vitalware is recognized as a 2020 Best in KLAS software for its VitalCDM® platform. Visit our website, www.vitalware.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements relating to expectations, plans, and prospects including expectations relating to our ability to close, and the timing of the closing of, this transaction and the benefits that will be derived from this transaction. These forward-looking statements are based upon the current expectations and beliefs of Health Catalyst’s management as of the date of this release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the risk of adverse and unpredictable macro-economic conditions and risks related to closing this transaction and integration of the companies. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Health Catalyst disclaims any obligation to update these forward-looking statements.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Kristen Berry
Vice President, Public Relations
+1 (617) 234-4123
healthcatalyst@we-worldwide.com